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                                                                  EXHIBIT 23.05

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this registration statement of HomeStore.com, Inc. on Form S-1 of our report dated March 31, 1999, relating to the financial statements of The Enterprise of America, Ltd. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
June 7, 1999